                 SUBSIDIARIES OF FIRST MISSISSIPPI CORPORATION


                                                                                 State of
            Company Name                                                      Incorporation
            ------------                                                      -------------
AMPRO Fertilizer, Inc.                                                        Louisiana

Burmar Chemical, Inc.                                                         California

Callidus Technologies Inc.                                                    Oklahoma

Callidus Technologies International, Inc.                                     Delaware

Dew Resources, Inc.                                                           Florida

EKC Technology, Inc.                                                          California

EKC Technology, Ltd.                                                          Scotland

FCC Acquisition Corporation                                                   California

FEC Marketing, Inc.                                                           Texas

First Chemical Corporation                                                    Mississippi

First Energy Corporation                                                      Mississippi

FirstMiss Fertilizer, Inc.                                                    Mississippi

FirstMiss, Inc.                                                               Iowa

FirstMiss Gold Inc.                                                           Nevada

FirstMiss Seed, Inc.                                                          Delaware

FirstMiss Steel, Inc.                                                         Pennsylvania

First Mississippi Corporation Foundation, Inc.                                Mississippi

FMG Inc.                                                                      Nevada

FRM, Inc.                                                                     Mississippi

FRM Industries, Inc.                                                          Delaware

FRM International, Inc.                                                       U.S. Virgin Islands




                                  Exhibit 21

                                                                                 State of
            Company Name                                                      Incorporation
            ------------                                                      -------------
Industrial Insulations of Texas, Inc.                                         Texas

Maxadyne Corporation                                                          California

Maxadyne Corporation of Louisiana                                             Louisiana

Micropel, Inc.                                                                California

Mycosil, Inc.                                                                 California

OMNIRAD, INC.                                                                 Mississippi

Plasma Energy Corporation                                                     North Carolina

Plasma Energy Technologies Corporation                                        North Carolina

Plasma Processing Corporation                                                 Delaware

Power Sources, Inc.                                                           North Carolina

Quality Chemicals, Inc.                                                       Pennsylvania

Star Corrosion & Refractory, Inc.                                             Louisiana

SCE Technologies, Inc.                                                        Delaware

Triad Chemical (Partnership)                                                  Louisiana